Exhibit 5.1

                   [Letterhead of Kirkpatrick & Lockhart LLP]
________________________________________________________________________________



April 21, 2004



Riddle Records, Inc.
9595 Wilshire Blvd., Suite 700
Beverly Hills, CA  90212

   Re:   Registration Statement on Form SB-2
         Registration for resale of 8,000,000 shares of Common Stock

Dear Sirs:

We have acted as counsel for Riddle Records, Inc., a Nevada corporation (the "Company") in connection with a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") (File No. 333-105237) in connection with the registration for resale of 8,000,000 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock"), of the Company, which may be sold by certain selling stockholders from time to time.

For purposes of this opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth  below is limited to the  General  Corporation  Law of the
State  of  Delaware,   including  the  applicable  provisions  of  the  Delaware
Constitution and reported judicial decisions interpreting those laws.

On the basis of the foregoing, it is our opinion that the Shares of Common Stock are validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

Riddle Records, Inc.
April 21, 2004
Page 2


We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Sincerely,

/S/  KIRKPATRICK & LOCKHART LLP